Exhibit 10.15

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (as amended from time to time, this “Agreement”), is made and entered into this [●] day of [●], 2020 (the “Effective Date”), by and between American Outdoor Brands, Inc., a Delaware corporation (together with its successors and assigns, the “Corporation”), and the undersigned (“Indemnitee”).

WHEREAS, it is essential to the Corporation that it be able to retain and attract as directors and officers the most capable individuals available;

WHEREAS, increased corporate litigation has subjected directors and officers to litigation risks and expenses, and the limitations on the availability and terms and conditions of directors and officers liability insurance have made it increasingly difficult for the Corporation to attract and retain as directors and officers the most capable individuals available;

WHEREAS, the Corporation’s certificate of incorporation (as amended or amended and restated from time to time, the “Certificate of Incorporation”), provides that a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty except to the extent that such exemption from liability or limitation thereof is not permitted by the General Corporation Law of the State of Delaware (the “General Corporation Law”);

WHEREAS, the Corporation’s bylaws (as amended or amended and restated from time to time, the “Bylaws”), provide for the indemnification of and advancement of expenses to the Corporation’s directors and officers under certain circumstances;

WHEREAS, under the General Corporation Law, the Certificate of Incorporation and the Bylaws are not exclusive and the Corporation is permitted to make other or additional indemnification and advancement agreements;

WHEREAS, to promote the Corporation’s ability to attract and retain qualified individuals to serve as directors and officers of the Corporation, the Corporation maintains, and will continue to attempt to maintain, directors’ and officers’ liability insurance to protect the Corporation’s directors and officers from certain liabilities;

WHEREAS, the Corporation desires that Indemnitee serve or continue to serve, as applicable, as a director and/or officer, as applicable, of the Corporation;

WHEREAS, to further promote the Corporation’s ability to attract and retain qualified individuals to serve as directors and officers of the Corporation, the Corporation desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to indemnification and advancement of expenses to protect against litigation risks and expenses (regardless, among other things, of any change in the ownership of the Corporation or the composition of the Board of Directors); and

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in accepting service or continuing to serve, as applicable, in Indemnitee’s position as a director and/or officer, as applicable, of the Corporation.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Corporation and Indemnitee do hereby covenant and agree as follows:

1.Definitions.

(a)“Board of Directors” shall mean the Board of Directors of the Corporation.

(b)“Change in Control” shall mean (i) any merger, consolidation, share exchange or business combination involving the Corporation or any Subsidiary (as defined below), (ii) any sale, lease, exchange, transfer or other disposition in a single transaction or a series of related transactions, of fifteen percent (15%) or more of the assets of the Corporation and the Subsidiaries, taken as a whole, (iii) any issuance, purchase or sale of shares of capital stock or other securities representing fifteen percent (15%) or more of the voting power of the capital stock or other securities of the Corporation or any Subsidiary, including, without limitation, by way of tender or exchange offer, in a single transaction or a series of related transactions, (iv) any liquidation, dissolution or winding up of the Corporation, or (v) any change in the composition of a majority of the Board of Directors in a single transaction or a series of related transactions, unless, in each case, such transaction described in subsections (i) - (v) hereof was adopted and approved by the members of the Board of Directors (or new or additional members of the Board of Directors nominated or approved by such directors) in office at the Effective Date.

(c)“Corporate Status” describes the status of an individual who is serving or has served (i) as a director or officer of the Corporation, (ii) in any capacity or service with respect to any employee benefit plan of the Corporation or any one or more of the Subsidiaries, (iii) as a director, officer, manager, general partner, trustee, employee, or agent of any Subsidiary at the request of the Corporation while a director or officer of the Corporation, or (iv) as a director, officer, manager, general partner, trustee, employee, or agent of any other Entity at the request of the Corporation while a director or officer of the Corporation.

(d)“Court of Chancery” shall mean the Court of Chancery of the State of Delaware.

(e)“Entity” (and more than one, “Entities”) shall mean any corporation, limited liability company, partnership (including, without limitation, any general, limited or limited liability partnership), joint venture, trust, enterprise, non-profit entity, foundation, association, organization or other legal entity.

(f)“Expenses” shall mean all fees, costs and expenses reasonably incurred in connection with any Proceeding (as defined below) or any claim, issue or matter involved in any Proceeding, including, without limitation, reasonable attorneys’ fees, disbursements and retainers, fees, costs, expenses and disbursements of experts or expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, travel expenses (including, without limitation, the travel expenses of experts or expert witnesses, private investigators and professional advisors), duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services and other disbursements and expenses.

(g)“Liabilities” shall mean liabilities, judgments, damages, losses, penalties, excise taxes, fines and amounts paid in settlement.

(h)“Proceeding” shall mean any threatened, pending or completed claim, action, suit, proceeding, litigation, arbitration, mediation, alternate dispute resolution process, investigation, administrative hearing, or appeal, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including, without limitation, a judicial proceeding initiated by Indemnitee pursuant to Section 11 of this Agreement to enforce Indemnitee’s rights under this Agreement.

(i)“Subsidiary” (and more than one, “Subsidiaries”) shall mean any Entity in which the Corporation owns (beneficially or of record) at least fifty percent (50%) of the voting power of the capital stock or other securities of such Entity.

2.Services of Indemnitee.  In consideration of the Corporation’s covenants and obligations hereunder, Indemnitee agrees to serve or continue to serve, as applicable, as a director and/or officer, as applicable, of the Corporation.  This Agreement, however, shall not impose any obligation on Indemnitee or the Corporation to continue Indemnitee’s service to the Corporation beyond any period otherwise required by applicable law or by other agreements or commitments of Indemnitee or the Corporation, if any.

3.Agreement to Indemnify and Hold Harmless.  Subject to the exceptions contained in Section 4 of this Agreement, if Indemnitee is or was a party to, or is or was threatened to be made a party to, or is or was otherwise involved (as a deponent, witness or otherwise) in, any Proceeding or any claim, issue or matter involved in any Proceeding by reason of Indemnitee’s Corporate Status, Indemnitee shall, to the fullest extent permitted by applicable law, be indemnified and held harmless by the Corporation against all Expenses and Liabilities actually and reasonably incurred or paid by or on behalf of Indemnitee in connection with such Proceeding or such claim, issue or matter (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”).

4.Exceptions to Indemnification.  Indemnitee shall be entitled to the indemnification provided in Section 3 of this Agreement in all circumstances other than the following:

(a)If indemnification is sought by Indemnitee under Section 3 of this Agreement and it has been adjudicated finally by a court of competent jurisdiction evidenced by a final nonappealable order that, in connection with any Proceeding or any claim, issue or matter involved in any Proceeding out of which the claim for indemnification hereunder has arisen, (i) Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or (ii) with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to indemnification of Indemnifiable Amounts hereunder with respect to such Proceeding or such claim, issue or matter, as applicable;

(b)If indemnification is sought by Indemnitee under Section 3 of this Agreement and it has been adjudicated finally by a court of competent jurisdiction evidenced by a final nonappealable order that Indemnitee is liable to the Corporation with respect to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of Indemnitee’s Corporate Status or any claim, issue or matter involved in any such Proceeding out of which the claim for indemnification under this Agreement has arisen, Indemnitee shall not be entitled to Indemnifiable Amounts under this Agreement with respect to such Proceeding or such claim, issue or matter, as applicable, unless the Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Amounts which the Court of Chancery or such other court shall deem proper; and

(c)If indemnification is sought by Indemnitee under Section 3 of this Agreement and the Corporation reasonably determines that indemnification of Indemnitee would violate the securities laws of the United States.

For purposes of this Section 4, including, without limitation and to the fullest extent permitted by applicable law, in the court adjudication contemplated by this Section 4, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal Proceeding, without reasonable cause to believe that Indemnitee’s conduct was unlawful, if Indemnitee’s act or omission is based, in good faith, upon (i) the records of the Corporation, (ii) such information, opinions, reports or statements presented to the Corporation, the Board of Directors or any committee of the Board of Directors by any of the Corporation’s officers, employees, directors, other committees of the Board of Directors, legal counsel, professional advisors, experts or any other person as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, and/or (iii) such information, opinions, reports or statements presented to an Entity for which Indemnitee has Corporate Status or such Entity’s officers, employees, directors, committees of such Entity’s board of directors, managers, general partners, trustees, legal counsel, professional advisors, experts or any other person as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of such Entity.

5.Procedure for Indemnification of Indemnifiable Amounts.

(a)Indemnitee shall, following the final adjudication by a court of competent jurisdiction evidenced by a final nonappealable order, submit to the Corporation a written claim specifying the Indemnifiable Amounts for which Indemnitee seeks indemnification under Section 3 of this Agreement and the basis for such claim.  At the reasonable request of the Corporation, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder, and the Corporation shall pay any fees, costs and expenses, including, without limitation, reasonable attorneys’ fees, disbursements and retainers, duplicating, printing and binding costs, telephone and facsimile transmission charges, postage, delivery services, secretarial services and other disbursements and expenses actually and reasonably incurred by Indemnitee in furnishing such documentation and information.  Notwithstanding the foregoing, Indemnitee shall not be required to furnish documentation or information where the provision of such documentation or information by Indemnitee reasonably could be expected to (i) result in the loss of the attorney-client privilege or similar privilege or protection, (ii) be prohibited by applicable law, or (iii) be prohibited by the terms of any agreement to which Indemnitee is a party.

(b)Subject to Section 4 of this Agreement, the Corporation shall pay such Indemnifiable Amounts to Indemnitee within thirty (30) calendar days after receipt of such written claim.

6.Indemnification for Expenses of a Participant.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is or was, by reason of his Corporate Status, a participant (as a deponent, witness or otherwise) in any Proceeding to which Indemnitee is or was not a party or is or was not threatened to be made a party, Indemnitee shall be indemnified as provided in Section 3 of this Agreement.

7.Indemnification for Expenses of a Party Who is Wholly or Partly Successful.

(a)Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is or was, by reason of Indemnitee’s Corporate Status, a party to and is or was successful, on the merits or otherwise, as to any Proceeding or any claim, issue or matter involved in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred with respect to such Proceeding or such claim, issue or matter, as applicable.  In furtherance and not in limitation of the foregoing, and by way of further explanation, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters involved in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses with respect to each successfully resolved claim, issue or matter.

(b)For purposes of this Section 7, “successful” shall, to the fullest extent permitted by applicable law, include, but not be limited to, (i) a termination, withdrawal or dismissal (with or without prejudice) of any Proceeding or any claim, issue or matter involved in any Proceeding, without any express finding of liability or guilt against Indemnitee, (ii) the expiration of one hundred twenty (120) days after the making of any claim or threat of any Proceeding without the institution of same and without the entering into of any settlement or compromise with respect to such claim or threat, or (iii) the entering into of any settlement or compromise with respect to any Proceeding or any claim, issue or matter involved in any Proceeding pursuant to which Indemnitee is obligated to pay or is found liable for an amount less than $15,000.

8.Effect of Certain Resolutions; Waiver of Right of Contribution Against Indemnitee.  Neither the termination of any Proceeding or any claim, issue or matter involved in any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contedere or its equivalent, nor the failure of the Corporation to award indemnification or to determine that indemnification is payable, shall create a presumption that Indemnitee is not entitled to indemnification under this Agreement.  The Corporation hereby waives, to the fullest extent permitted by applicable law, any right of contribution that it may have against Indemnitee with respect to any Proceeding or any claim, issue or matter involved in any Proceeding in which the Corporation and Indemnitee are jointly liable.

9.Agreement to Advance Expenses; Conditions.  The Corporation shall pay to Indemnitee, all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding or any claim, issue or matter involved in any Proceeding, including, without limitation, a Proceeding by or in the right of the Corporation and a Proceeding to enforce indemnification and advancement rights under this Agreement, in advance of the final disposition of such Proceeding or such claim, issue or matter, if Indemnitee furnishes the Corporation with a written undertaking to repay the amount of such Expenses advanced to Indemnitee if it is finally determined by a court of competent jurisdiction evidenced by a final nonappealable order that Indemnitee is not entitled under Section 3 of this Agreement to indemnification with respect to such Expenses.  To the fullest extent permitted by applicable law, such undertaking shall be an unlimited general obligation of Indemnitee, shall be accepted by the Corporation without regard to the financial ability of Indemnitee to make repayment, and shall in no event be required to be secured.

10.Procedure for Advancement of Expenses.  Indemnitee shall submit to the Corporation a written claim specifying the Expenses for which Indemnitee seeks advancement under Section 9 of this Agreement, and the basis for such claim, together with documentation evidencing that Indemnitee has actually and reasonably incurred such Expenses.  Notwithstanding the foregoing, Indemnitee shall not be required to furnish documentation or information where the provision of such documentation or information by Indemnitee reasonably could be expected to (i) result in the loss of the attorney-client privilege or similar privilege or protection, (ii) be prohibited by applicable law, or (iii) be prohibited by the terms of any agreement to which Indemnitee is a party.  The Corporation shall advance such Expenses to Indemnitee or on behalf of Indemnitee within thirty (30) calendar days after receipt of such written claim and documentation.

11.Remedies of Indemnitee.

(a)Right to Petition Court.  In the event that Indemnitee submits to the Corporation a written claim for indemnification of Indemnifiable Amounts under Sections 3 and 5 of this Agreement or submits to the Corporation a written claim for advancement of Expenses under Sections 9 and 10 of this Agreement, and the Corporation fails to make such indemnification or advancement, as applicable, pursuant to the terms of this Agreement, Indemnitee may petition the Court of Chancery to enforce the Corporation’s obligations under this Agreement.

(b)Burden of Proof.  In any judicial proceeding brought under Section 11(a) of this Agreement, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification of Indemnifiable Amounts or advancement of Expenses, as applicable, under Section 3 of this Agreement.

(c)Expenses.  The Corporation agrees to reimburse Indemnitee in full for any Expenses actually and reasonably incurred by Indemnitee in connection with investigating, preparing for, litigating, defending, prosecuting or settling any judicial proceeding brought by Indemnitee under Section 11(a) of this Agreement, except where such judicial proceeding or any claim, issue or matter involved therein is adjudicated finally by a court of competent jurisdiction evidenced by a final nonappealable order in favor of the Corporation.

(d)Validity of Agreement.  The Corporation shall be precluded from asserting in any Proceeding, including, without limitation, any judicial proceeding under Section 11(a) of this Agreement, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in such judicial proceeding that the Corporation is bound by all the provisions of this Agreement.

(e)Failure to Act Not a Defense.  The failure of the Corporation (including, without limitation, the Board of Directors or any committee thereof, independent legal counsel, or the Corporation’s stockholders) to make a determination concerning the permissibility of the indemnification of Indemnifiable Amounts shall not be a defense in any judicial proceeding brought under Section 11(a) of this Agreement, and shall not create a presumption that such indemnification is not permissible under this Agreement.

12.Notice By Indemnitee; Defense of the Underlying Proceeding.

(a)Notice by Indemnitee.  Indemnitee agrees to notify the Corporation promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or any claim, issue or matter involved in any Proceeding which may result in the indemnification of Indemnifiable Amounts or the advancement of Expenses under this Agreement; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to receive indemnification of Indemnifiable Amounts or advancement of Expenses under this Agreement, except to the extent the Corporation is materially prejudiced thereby.

(b)Defense by Corporation.  Subject to the provisions of the last sentence of this Section 12(b) and of Section 12(c) of this Agreement, the Corporation shall have the right to defend Indemnitee in any Proceeding or any claim, issue or matter involved in any Proceeding which may give rise to the indemnification of Indemnifiable Amounts under this Agreement; provided, however, that the Corporation shall notify Indemnitee of any such decision to defend within ten (10) calendar days of the Corporation’s receipt of notice of any such Proceeding or such claim, issue or matter under Section 12(a)

of this Agreement.  The Corporation shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding or such claim, issue or matter, which release shall be in form and substance reasonably satisfactory to Indemnitee.  This Section 12(b) shall not apply to a Proceeding or any claim, issue or matter involved in a Proceeding brought by Indemnitee under Section 11(a) of this Agreement or pursuant to Section 20 of this Agreement.

(c)Indemnitee’s Right to Counsel.  Notwithstanding the provisions of Section 12(b) of this Agreement, (i) if in a Proceeding or a claim, issue or matter involved in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, (A) Indemnitee reasonably concludes that he or she may have separate defenses or counterclaims to assert with respect to such Proceeding or such claim, issue or matter which are inconsistent with the position of other defendants in such Proceeding or such claim, issue or matter, as applicable, or (B) a conflict of interest or potential conflict of interest exists between Indemnitee and the Corporation, or (ii) if the Corporation fails to assume the defense of such Proceeding or such claim, issue or matter in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel, which shall represent other persons similarly situated, of Indemnitee’s and such other persons’ choice and reasonably acceptable to the Corporation at the expense of the Corporation.  In addition, if the Corporation fails to comply with any of its obligations under this Agreement or in the event that the Corporation or any other Entity or individual takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding or any claim, issue or matter involved in any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee under this Agreement, except with respect to any Proceeding or any claim, issue or matter involved in any Proceeding that is resolved in favor of the Corporation, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, at the expense of the Corporation, to represent Indemnitee in connection with any such matter.

(d)Consent to Judgment or Settlement or Compromise by Indemnitee.  Indemnitee shall not, without the prior written consent of the Corporation (which consent shall not be unreasonably withheld or delayed), consent to the entry of any judgment against Indemnitee or consent to or enter into any settlement or compromise with respect to any Proceeding or any claim, issue or matter involved in any Proceeding with respect to which the Corporation may have indemnification or advancements obligations to Indemnitee under this Agreement.  The Corporation shall have no obligation to indemnify Indemnitee under this Agreement with respect to any Proceeding or any claim, issue or matter involved in any Proceeding for which a judgment, settlement or compromise is consented to or entered into by Indemnitee without the prior written consent of the Corporation (which consent shall not be unreasonably withheld or delayed).

13.Representations and Warranties of the Corporation.  The Corporation hereby represents and warrants to Indemnitee as follows:

(a)Authority.  The Corporation has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Corporation.

(b)Enforceability.  This Agreement, when executed and delivered by the Corporation in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or equitable principles.

14.Insurance.  The Corporation shall, to the maximum extent available, cover Indemnitee under any insurance policy secured for the directors and officers of the Corporation or any other Entity for which Indemnitee has Corporate Status.

15.Contract Rights Not Exclusive.  The rights to indemnification of Indemnifiable Amounts and advancement of Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law or the Certificate of Incorporation or Bylaws, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action (or inaction) in Indemnitee’s official capacity and as to action (or inaction) in any other capacity as a result of Indemnitee’s serving as a director and/or officer, as applicable, of the Corporation.

16.Successors.  This Agreement shall be (a) binding upon all successors and assigns of the Corporation (including, without limitation, to the fullest extent permitted by applicable law, any transferee of all or a substantial portion of the business, stock and/or assets of the Corporation and any direct or indirect successor to the Corporation by merger or consolidation or otherwise by operation of law), and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee.  To the fullest extent permitted by applicable law, the Corporation shall cause any successor to the business, stock and/or assets of the Corporation or the direct or indirect successor to the Corporation by merger or consolidation or otherwise by operation of law to assume and agree to perform this Agreement in the same manner as if no such succession had taken place.  This Agreement shall continue for the benefit of Indemnitee and the heirs, personal representatives, executors and administrators of Indemnitee after Indemnitee has ceased to have Corporate Status.

17.Other Sources; Subrogation.  The Corporation’s obligation to indemnify or advance expenses to Indemnitee, if any, under this Agreement shall be reduced by the amount Indemnitee may receive, as indemnification or advancement of expenses from any other Entities or individuals or any insurance policy.  In the event of any indemnification of Indemnifiable Amounts or advancement of Expenses by the Corporation under this Agreement, the Corporation shall, to the fullest extent permitted by applicable law, be subrogated to the extent of such indemnification or advancement to all of the rights of contribution or recovery of Indemnitee against other Entities or individuals and have a right of contribution against such other Entities or individuals, and, in furtherance thereof, Indemnitee shall take, at the request of the Corporation, all reasonable action necessary to secure such rights, including, without limitation, securing the execution and delivery by such other Entities or individuals of an agreement as to the division of indemnification and advancement liabilities as between such other Entities or individuals and the Corporation, in a manner reasonably acceptable to the Corporation prior to the payment by the Corporation of any such Indemnifiable Amounts or Expenses and/or the execution and delivery of such documents as are reasonably necessary to enable the Corporation to bring any action, suit or proceeding to enforce such rights.

18.Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware, without giving effect to the provisions thereof relating to conflicts of law.  To the fullest extent permitted by applicable law, the Corporation and Indemnitee hereby (a) irrevocably consent and submit to the personal jurisdiction of the Court of Chancery, (b) waive any claim of improper venue or any claim that the Court of Chancery is an inconvenient forum and (c) appoint, to the extent that it or he/she is not otherwise subject to service of process in the State of Delaware, Registered Agent Solutions, Inc. (or such other registered agent at such other registered office in the State of Delaware listed in the records of the Secretary of State of the State of Delaware as the Corporation’s agent for service of process in the State of Delaware), as agent for service of process in the State of Delaware.  To the fullest extent permitted by applicable law, the Corporation and Indemnitee hereby agree that the mailing of process and other papers in connection with any such judicial proceeding in the manner provided in Section 22 of this Agreement or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

19.Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the Corporation and Indemnitee.

20.Indemnitee as Plaintiff.  Notwithstanding any other provision of this Agreement, but except as provided in Section 11 of this Agreement and in the next sentence, Indemnitee shall not be entitled to indemnification of Indemnifiable Amounts or advancement of Expenses with respect to any Proceeding or any claim, issue or matter involved in any Proceeding brought by Indemnitee against the Corporation, any Subsidiary, or any director, manager, general partner or officer of the Corporation or any such Subsidiary, prior to a Change in Control, unless the commencement of such Proceeding or such claim, issue or matter by Indemnitee was authorized in the specific case by the Board of Directors.  This Section 20 shall not apply to (a) affirmative defenses asserted by Indemnitee or any compulsory counterclaims required to be made by Indemnitee in any Proceeding or with respect to any claim, issue or matter involved in any Proceeding brought against Indemnitee, or (b) any Proceeding or any claim, issue or matter involved in any Proceeding brought by Indemnitee against the Corporation, any Subsidiary, or any director, manager, general partner or officer of the Corporation or any such Subsidiary, from and after a Change in Control.

21.Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both the Corporation and Indemnitee.  Notwithstanding any other provision of this Agreement or any provision of applicable law to the contrary, to the fullest extent permitted by applicable law, no supplement, modification or amendment of this Agreement shall adversely affect any right or protection of Indemnitee in respect of any act or omission occurring prior to the time of such supplement, modification or amendment.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

22.General Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile or email and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed, in each case, to such address as may have been furnished by any party to the other party.

23.Termination.  This Agreement shall terminate as of the later of (a) ten (10) years after Indemnitee ceases to serve as a director and/or officer, as applicable, of the Corporation, or (b) one (1) year after the final adjudication by a court of competent jurisdiction evidenced by a final non-appealable order with respect to any Proceeding or any claim, issue or matter involved in any Proceeding in respect of which Indemnitee is granted rights of indemnification of Indemnifiable Amounts or advancement of Expenses under this Agreement.

24.Counterparts.  This Agreement may be executed in one or more counterparts (including, without limitation, by facsimile or email transmission that includes a copy of the sending party’s signature), in which event, all of said counterparts shall be deemed to be originals of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have made and entered into this Indemnification Agreement as of the Effective Date.

THE CORPORATION:

AMERICAN OUTDOOR BRANDS, INC.

Name:
Title:

INDEMNITEE:

Name:

Signature Page to Indemnification Agreement